Exhibit 10.1(b)

SECOND AMENDMENT TO THE
CENTURYTEL UNION 401(K) PLAN
AS AMENDED AND RESTATED
EFFECTIVE DECEMBER 31, 2006

CENTURYTEL, INC., represented herein by its Senior Vice-President, General Counsel and Secretary, Stacey W. Goff, as Plan Sponsor and Employer, does hereby execute the following amendments to the CenturyTel Union 401(k) Plan and Trust, each amendment effective as indicated below:

The following amendment is effective as if included in the Amendment and Restated Plan executed on behalf of CenturyTel, Inc. and effective as of December 31, 2006:

1.	The first paragraph of Section 6.6(a) is amended to read as follows:

Hardship.  By filing the required form, a Participant may withdraw on account of hardship all or a portion of his vested Accrued Benefit except for: (1) earnings allocated after December 31, 1988 on Elective Deferrals; (2) any portion of his Accrued Benefit held in his Qualified Non-Elective Contribution Account and Qualified Matching Contribution Account; and (3) any portion of his Accrued Benefit held in his Company Stock Account. The amount distributed will be withdrawn pro rata across eligible money types.

The following amendments are effective as of January 1, 2008:

1.
Section 1.1 is amended to delete 1.1(b), to re-designate 1.1(c) as 1.1(b), to insert “(c) Pre-Tax Elective Deferral Account”, to insert “(h)Roth Elective Deferral Account”, and to re-designate 1.1(h) as 1.1(i).

2.	The last sentence of Section 1.9 is deleted and the following is inserted in lieu thereof:

These contributions are held in the Pre-Tax Elective Deferral Account or Roth Elective Deferral Account, as appropriate.

3.	Section 1.17 is amended in its entirety to read as follows:

Collectively, a Participant’s Pre-Tax Elective Deferral Account and Roth Elective Deferral Account.

4.	Section 1.18 is amended in its entirety to read as follows:

Collectively, a Participant’s Pre-Tax Elective Deferrals and Roth Elective Deferrals.

5.	Article I is amended to insert Section 1.38, as follows:

1.38           Pre-Tax Elective Deferral Account. The portion of a Participant’s Accrued Benefit which consists of Pre-Tax Elective Deferrals made to the Plan by the Employer on behalf of the Participant. A Participant’s Pre-Tax Elective Deferral Account shall include all assets of the Participant’s Elective Deferral Account as of January 1, 2008.

6.	Article I is amended to insert Section 1.39, as follows:

1.39           Pre-Tax Elective Deferrals. Contributions made to the Plan by the Employer at the election of the Participant in lieu of cash compensation, pursuant to Section 3.1 of the Plan, including contributions made pursuant to a salary reduction agreement, which are irrevocably designated by the Participant as Pre-Tax Elective Deferrals.

7.	Sections 1.38 through 1.44 are re-numbered as Sections 1.40 through 1.46.

8.	Article I is amended to insert Section 1.47, as follows:

1.47           Roth Elective Deferral Account. The portion of a Participant’s Accrued Benefit which consists of Roth Elective Deferrals made to the Plan by the Employer on behalf of the Participant. A Participant’s Roth Elective Deferral Account shall include only a Participant’s Roth Elective Deferrals and gains, losses, and earnings thereon.

9.	Article I is amended to insert Section 1.48, as follows:

                               1.48   Roth Elective Deferrals. Contributions made to the Plan by the Employer at the election of the Participant in lieu of cash compensation, pursuant to Section 3.1 of the Plan, including contributions made pursuant to a salary reduction agreement, which are irrevocably designated by the Participant as Roth Elective Deferrals.

10.	Sections 1.45 through 1.51 are re-numbered as Sections 1.49 through 1.55.

11.	The following sentence is inserted as the fifth sentence of Section 3.1(a):

A Participant, at the time of making an election to defer Compensation pursuant to this Section 3.1(a), shall irrevocably designate the deferred Compensation as either a Pre-Tax Elective Deferral or a Roth Elective Deferral.

12.	The last sentence of section 3.1(a) is deleted and the following is inserted in lieu thereof:

A Participant shall at all times have a nonforfeitable interest in his Pre-Tax Elective Deferral Account and his Roth Elective Deferral Account.

13.	The following paragraph is added as the third paragraph of Section 3.1(c):

Excess Deferrals distributed by the Employer pursuant to this Section 3.1(c) shall first be distributed from the Participant’s Roth Elective Deferrals and, if Excess Deferrals remain after the Participant’s Roth Elective Deferrals have been distributed, from the Participant’s Pre-Tax Elective Deferrals.

14.	The following sentence is added as the last sentence of Section 3.1(d):

A Participant, at the time of his election to make a Catch-Up Contribution pursuant to this Section 3.1(d), shall irrevocably designate the Catch-Up Contribution as either a Pre-Tax Elective Deferral or a Roth Elective Deferral.

15.	The following is added as Section 3.6(e):

(e)         Notwithstanding the preceding provisions of this Section 3.6, the Trustee shall not accept rollovers or direct transfers of funds from a Roth account under a qualified plan or from a Roth IRA.

16.	The following paragraph is added as the last paragraph of Section 3.7(e):

Excess Contributions distributed by the Employer from a Participant’s Elective Deferral Account pursuant to this Section 3.7(e) shall first be distributed from the Participant’s Roth Elective Deferral Account and, if Excess Contributions remain after the balance in the Participant’s Roth Elective Deferral Account has been distributed, from the Participant’s Pre-Tax Elective Deferral Account.

17.	The following is added as Section 5.1(b)(5):

(5)         Any required correction under this Section 5.1(b) shall first be satisfied from a Participant’s Roth Elective Deferrals and then from the Participant’s Pre-Tax Elective Deferrals.

18.	The following paragraphs are inserted as the third and fourth paragraphs of Section 7.2:

A Participant, at the time of his election under this Section 7.2, shall designate whether the distribution is to be made from his Pre-Tax Elective Deferral Account, his Roth Elective Deferral Account, or from both accounts. In the absence of an election by the Participant, the distribution shall first be made from his Roth Elective Deferral Account.

The Plan Administrator may operationally implement ordering rules for distributions from a Participant’s accounts attributable to Pre-Tax Elective Deferrals or Roth Elective Deferrals. Such ordering rules may specify whether Pre-Tax Elective Deferrals or Roth Elective Deferrals are distributed first, and may permit a Participant to elect whether distributions are to be made from his Pre-Tax Elective Deferral Account, his Roth Elective Deferral Account, or both.

19.	The following paragraph is added as the third paragraph of Section 7.10(b)(2):

An eligible retirement plan with respect to a Roth Elective Deferral Account shall only mean a qualified plan described in Section 401(a) of the Code which contains Roth accounts and satisfies the requirements of Section 402A of the Code or a Roth individual retirement account.

20.	Section 9.1(g) is amended in its entirety to read as follows:

Loans will be funded with assets withdrawn pro rata across all money types except for the portion of a Participant’s Accrued Benefit held in his Company Match Account and a Participant’s Roth Elective Deferral Account.

21.	The following is added as Section 14.7:

The provisions of this Plan relating to Roth Elective Deferrals and Participants’ Roth Elective Deferral Accounts are intended to comply in good faith with the provisions of Code Section 402A and guidance issued thereunder, and such provisions shall be interpreted in a manner consistent therewith.

THUS DONE AND SIGNED this 31st day of December, 2007.
CENTURYTEL, INC.

BY: /s/ Stacey W. Goff
Stacey W. Goff
Senior Vice-President, General
Counsel and Secretary